UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2015 (June 13, 2014)

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This current report on Form 8-K/A ("Amendment No. 2") amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") by Vantiv, Inc. (the “Company”) on June 19, 2014, as amended by the Current Report on Form 8-K/A filed with the SEC by the Company on July 17, 2014 ("Amendment No. 1"), in connection with its acquisition of Mercury Payment Systems, LLC (“Mercury”) on June 13, 2014. The Current Report on Form 8-K filed June 19, 2014 is being amended by this Amendment No. 2 to update the unaudited pro forma financial information provided related to Mercury, which has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma combined consolidated statement of income includes reclassification adjustments to pro forma revenue and network fees and other costs included in Amendment No. 1. The reclassification adjustments have been made to the historical financial statements of Mercury to conform to Vantiv's presentation and have no impact on net income. The unaudited pro forma combined consolidated statement of income also includes adjustments to amortization expense included in Amendment No. 1 as a result of an update to the valuation of acquired intangible assets. No other amendments to the Current Report on Form 8-K filed on June 19, 2014, as amended by Amendment No. 1, are being made by this Amendment No. 2.

Item 9.01	Financial Statements and Exhibits.
(b)    Pro Forma Financial Information
The unaudited combined pro forma statement of income for the year ended December 31, 2014 and related notes, which give effect to the acquisition of Mercury, are attached as Exhibit 99.1 and incorporated herein by reference.
(d)    Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: December 2, 2015	By:	/s/ Christopher Thompson
		Name:	Christopher Thompson
		Title:	SVP, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial information

4